Exhibit 99.2

Safe Harbor

Statements in this presentation that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the effects of terrorist attacks or geopolitical conflict; the cost of aircraft fuel; the impact of fuel hedging activity including rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the availability of aircraft fuel; the performance of our significant investments in airlines in other parts of the world; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements could have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub, gateway or key airports; breaches or security lapses in our information technology systems; disruptions in our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe's Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; uncertainty in economic conditions and regulatory environment in the United Kingdom related to the likely exit of the United Kingdom from the European Union; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of December 14, 2017, and which we have no current intention to update.

In this presentation, we will discuss certain non-GAAP financial measures. You can find the reconciliations of those measures to comparable GAAP measures on our website at delta.com

DELTA 1

Built to Last Ed Bastian Chief Executive Officer

Delta Delivers Again in 2017 OUR PEOPLE • Strong culture and employee engagement with over 88% of employees “proud to work for Delta” • Earned $1 billion+ in profit sharing for 4 th consecutive year for delivering great results for our customers and owners 3 OUR CUSTOMERS • Industry - leading operational reliability • Driving record customer satisfaction levels – net promoter scores up in every region • Named one of Fortune’s 50 Most Admired Companies and “Best Airline” by Business Travel News for 7 th consecutive year OUR PARTNERS/ COMMUNITIES • New/expanded joint ventures or equity stakes with Air France - KLM, Aeromexico , Korean and WestJet • Returned over $40 million back to the communities we serve OUR OWNERS • ~$5.5 billion pre - tax income, 3 rd straight year at or above this level • ~14.5% operating margin, consistent with guidance given in December 2016 • 3 rd investment grade rating

Investing For Delta’s Future TECHNOLOGY • Necessary investment in reliability and disaster recovery – successful stand - up of new data center • Going forward – focus shifts to digital transformation which will unlock our ability to deliver personalized service, further strengthening brand and revenue premium AIRPORTS • More than $12 billion in facility projects planned over next decade including ATL, LGA, LAX, SEA and SLC - focused on improving customer experience • Building “Airport of the Future” – anticipating future trends and technology, with flexibility to change to meet our needs FLEET • Ordering 100 A321neo for delivery in 2020 - 23 – aircraft are a win on all fronts – improved customer experience, higher gauge, better fuel efficiency • Taking delivery of ~60 new aircraft in 2018 – part of refleeting that will renew ~30 % of mainline fleet by 2020 and drive some of the greatest efficiency gains in Delta’s history INTERNATIONAL PARTNERS • Cumulatively created $2 billion asset through our equity stakes • Building the leading joint ventures in every entity – next phase is driving additional value through deeper integration with our partners 4

A Solid Finish to Delta’s Transition Year 5 Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix December Quarter 2017 Forecast Passenger unit revenue change year over year Up ~4% Fuel price $1.92 - $1.97 CASM - Ex including Profit Sharing , change year over year, Normalized Up 5.0 - 5.5% Operating margin ~11%

Setting Up Well For 2018 • Revenue - driven earnings growth ‒ 2018 EPS: $5.35 - $5.70 ‒ 10 - 15% higher than 2017 on 4 - 6% top - line increase • Prudent capacity profile ‒ 2 - 3% system capacity growth • Addressing non - fuel costs – Non - fuel unit costs up 0 - 2% ex. profit sharing • Investing for the future ‒ Benefitting from previous investments in partnerships, technology and fleet ‒ Expecting $4 - 5 billion in free cash flow 6 Note: Forward - looking non - GAAP financial measures. See additional information in Appendix.

The Right Combination Of Strategic Advantages 7 Domestic Network Customer Loyalty Investment Grade Balance Sheet Best connecting hub complex – including the world’s most efficient hub in Atlanta – enhanced by investments in New York, LA and Seattle Solid foundation with lower interest expense, more cash flow flexibility and access to higher quality credit markets for future needs Delta’s ascending brand and strong partnership with American Express combine to produce high - value loyalty program Culture At the core of Delta – passionate and determined professionals with an innate sense of caring for our customers Operational Reliability America’s best - run airline, consistently delivering industry - leading operational results and driving further improvement and efficiencies through innovation

Culture is Delta’s Foundation Joanne Smith Chief Human Resources Officer

The Top 15 Most Relevant Brands 11 9

Engaged Employees Drive Greater Customer Loyalty “When you take care of your employees, they will take great care of your customers, who then reward you with their business and loyalty. Every major business decision we make at Delta is based on that philosophy, and it has been very successful for us .” – Ed Bastian 10

Perpetuating Our Unique Culture 11

Tim Mapes Chief Marketing Officer Power of a Strong Brand

The Power of a Strong Brand • Powers growth that transcends the broader market • Conveys values, attributes that lead customers to choose Delta • Measure of customer loyalty via willingness to buy more and pay more • Central to increased top - line revenue 13

Focusing on Tomorrow’s High Value Customers Today • Given rapidly evolving customer expectations, we benchmark Delta experiences relative to world’s other strongest brands • Strategies transcend the airline industry ― Transforming mobile, digital and social experiences ― Building direct relationships with customers • Preference for Delta among Millennial frequent travelers increasing ― #3 among top 10 most innovative brands; Bizbash June 2017 ― Top 10 “Most I mproved B rands A mong Millennials”; YouGov June 2017 41% 48% Jan-Oct'16 Jan-Oct'17 +7 YoY 100 107 125 161 2014 2015 2016 2017E +60% index to 2014 Delta U.S. eHVC Preference YTD SkyMiles Member Enrollment 14

Enhancing Mobile, Digital & Social Capabilities • “Best Global Airline App” in Global Traveler’s Reader Survey Awards • Record iPhone App Store rating ( 4.8 out of 5) • Industry - leading Auto Check - In on Fly Delta app • Airport wayfinding across major domestic and international hubs • Launched delta.com chat solution and piloting virtual chat bots, enabling improved digital self - service 15

Increasingly, A Brand With Purpose $40M to Charities in 2017 • 1% of net profits donated to key nonprofits in education, wellness and military/veterans causes • +$3.7 million contributed to hurricane and earthquake relief efforts • Partnered with Aeromexico to build Habitat for Humanity homes in Mexico in 2017 and working with China Eastern in 2018 16

Growing Loyalty Enables a Durable, Increasing Revenue Stream Ascending brand, leading partnership with Amex driving growth in high - margin revenue 17 $2.0B $2.4B $2.7B $3.0B $3.3B $4.0B 2014 2015 2016 2017E 2018E 2021E Delta - Amex Co - Brand Contribution Delta - Amex Co - Brand Spend • Delta’s brand and product initiatives have stimulated additional demand for SkyMiles as a currency • American Express co - brand spend has grown 12% annually since 2013 ― 2017 another record year with ~1 million card acquisitions • Delta is the largest co - brand partner for American Express and their only U.S. airline card partner ― $3 billion 2017 contribution, up 50% since 2014 and set to grow another $1 billion through 2021 ― Co - brand revenue stream largely tied to consumer spending trends vs. solely airline ticket sales $51.5B $58.2B $64.8B $72.5B $80.9B 2013 2014 2015 2016 2017E 12% CAGR

Delta’s Approach is Working • Delta’s ascending brand is reflected in consistently increasing net promoter score over the past several years • Year - to - date 2017 domestic net promoter score at 41.5%, a new record • Operational reliability, free entertainment and upgraded snacks behind 2017 improvement • Free text messaging, gate/boarding improvements will drive further growth as we enter 2018 Delta Domestic Net Promoter Score 18 Domestic Revenue Premium 109% 115% 117% 20.0% 27.2% 31.1% 33.5% 37.8% 40.1% 41.5% 2011 2012 2013 2014 2015 2016 YTD Oct-2017

Positioned to Win: Now & Over Time • Strong brand, founded on operational reliability and service excellence • Delta benefitting from return on prior product investments as we target new areas of emphasis in 2018 • Delivering superior experiences customers value and are willing to pay for central to top - line revenue growth • Continuing to make Delta the airline brand high value customers want to fly will deliver that growth Source: Forbes November 2017 19

Driving Top - Line Growth Glen Hauenstein President

The Elephant in the Room 21 • For the first time in five years, all geographic entities are growing unit revenue in the December quarter • Demand and pricing remain robust, and we are raising our 4Q unit revenue guidance to ~4% • Entering 2018 with best revenue momentum we have seen in years – expect to generate positive PRASM in every quarter

Driving Top - Line Growth Delta’s leadership in segmentation, uniquely positioned domestic network and a world - leading franchise of global airline partners combine for a sustainable competitive advantage Unrivaled Network • Revenue growth fueled by higher yields and modest capacity growth • Upgauging to continue into the next decade with large narrowbody aircraft, our most profitable assets Revenue Premium • Continuing segmentation leadership by investing in premium products, our highest margin opportunities • Growing, high - margin loyalty revenue stream from American Express co - brand relationship Globalization • We have expanded across the globe in 2017, with new/larger joint ventures and investments, expected to yield hundreds of millions of dollars in financial benefits 22

An Unrivaled Domestic Network

Delta's network combines a focus on the most desirable markets with interior scale to leverage increasing fleet gauge

- Network is optimally structured to capture premium revenue
- Balanced footprint between East and West coasts
- Unique hub network has driven increased relevance in key focus cities
- ~60% or greater share in all four interior hubs
  - Atlanta is world's largest hub, within 2 hours of 80% of U.S. population
  - Minneapolis/Detroit cover northern U.S.
  - Salt Lake City complements coastal hubs of Seattle and Los Angeles
- Delta is #1 or #2 in 55 of top 100 cities
- Largest carrier in New York City

Delta Seat Departures by Hub


SEA
SLC
LAX
MSP
DTW
CVG
BOS
NYC
RDU
ATL
Hub
Focus City

Note: Circle size denotes number of seat departures

DELTA

23

Upgauging: A Proven Strategy for Delta

Upgauging can raise already strong domestic margins while improving customer satisfaction

- Delta's network restructuring and product investments have already produced domestic margins among the best in the industry
- Best domestic network for upgauging
  - Scale allows more efficient handling of flow traffic
  - Hubs sufficiently spread out to avoid overlap
  - Low airport cost per enplanement
  - Strong local market position
  - High operational reliability
- Measured fleet investment has set up a unique opportunity to benefit from newer-generation aircraft
- Large narrowbody aircraft offer significant margin advantages

Upgauging Impact



MD88
(149 seats)



A321ceo
(191 seats)

Fuel Burn per Seat	-30%
Net Promoter Score	~+5 pts
Premium Seats	+20%
Margin	+5 - 10 pts

DELTA 24

Taking Upgauging into the Next Decade 25 • 100 A321neo a ircraft to be delivered from 2020 - 2023, b uilding on Delta’s large narrowbody advantage well into the next decade • New engine technology and larger gauge results in 40% fuel savings over existing MD88s • Advantageous Pratt maintenance deal offers additional value Domestic Seat Departures by Aircraft Type 25% 7% 2% 12% 20% 18% 12% 14% 20% 28% 35% 15% 23% 24% 45% 2008 2017 2023E 50-Seat RJ Large RJ Small Medium Large

• On track for $2.7 billion in segmentation revenue by 2019 ― $400 million of incremental benefit in 2018 • Expect First Class and Comfort+ seats to grow mid - single digits for next several years ― Premium cabins produce 5 – 8 point higher average margin than Main Cabin ― Comfort+ revenue is growing ~30% in 2017 • Basic Economy to be available across the entire system by end of 2018 ― Continuing to optimize the offering domestically ― Basic Economy available on more than 50% of Delta flights from North America to Europe ― Air France - KLM introducing similar product Continuing to execute on the five - cabin strategy 26 $0.9B $1.2B $1.4B $1.8B $2.2B $2.7B 2014 2015 2016 2017E 2018E 2019E $1.8B Branded Fares Revenue: 2014 - 2019 Leading the Industry in Offering our Customers a Tailored Travel Experience

Taking Segmentation to the Next Level The same seat is now marketed as First Class domestically and Premium Select internationally, enabling greater fleet flexibility Premium Select gives Delta more flexibility and capital efficiency 27 Previous Current

Building a World - Leading Network of Carriers • Makes Delta the #1 or #2 carrier in 8 of the top 10 international markets from the U.S. Delta has the best partner network in the top U.S. international markets, giving our brand greater relevance and our customers more choice $8.2B $5.4B $4.8B $4.7B $4.6B $4.5B $4.3B $3.3B $3.2B $3.0B UK China Mexico Japan Canada France Germany India Italy Brazil 28 Top 10 Markets from U.S. by Industry Revenue #2 #2 #1 #3 #2 #1 #2 #2 #1 #3 Delta + Partner Rank

Leveraging the Power of Commercial Relationships: An Example 29 • Profit sharing joint ventures align economic incentives across carriers • Customers can connect through Seoul Incheon, the most efficient connecting hub in Asia, as Delta and Korean work to provide a seamless experience • Joint venture with Korean will provide greater access to Asia with fewer aircraft committed by Delta Through our joint venture with Korean Air, Delta will gain greater Asia coverage than ever before, using fewer aircraft than six years ago Korean Delta + Korean 2012 10 Asia Destinations 36 Delta Aircraft Served from Delta’s Tokyo Narita hub 2018 80 Destinations Beyond Seoul 32 Delta Aircraft Served in Joint Venture with Korean Air

Delta's Partnerships Create Tangible Value

Leveraging our global relationships to create value for all stakeholders

- Delta expanded its international franchise in 2017
  - Implemented a joint venture and completed the purchase of 49% of Aeromexico
  - Signed a JV agreement with Korean Air and announced plans for a joint venture with WestJet
  - Invested in JV partner Air France-KLM and working toward a single Atlantic JV between Delta, Air France-KLM and Virgin Atlantic
- With investments made, we are set to reap the benefits for years to come
  - $2 billion balance sheet asset in addition to commercial value
- Continuing to build new relationships and deepen existing ones to create value beyond 2020
  - Product harmonization (e.g. GOL + Conforto)
  - Leveraging joint technology (e.g. Air4)



Alliance Benefits (vs. 2016)
$175M
$275M
$550M
$600M
2017E
2018E
2019E
2020E

DELTA
30

Driving Top - Line Growth 31 Building Customer Loyalty Investing In Product a nd Service Better Customer Segmentation Superior Domestic Network Leading Partners Around the World Sustainable Competitive Advantage and Revenue Premium + 200M Customers Culture of Service

Running A Reliable, Customer - Focused Operation Gil West Chief Operation Officer

Delivering Top Tier Performance and Continuous Improvement November YTD Performance 1 DOT Missed Bag Ratio 2 1: Preliminary 2017 figures; actual results pending. DOT Completion Factor and On - Time (A0) from FY 2010 – 2016; YTD November 2017 2: DOT Missed Bag Ratio from FY 2010 – 2016 and YTD October 2017 DOT Completion Factor On - Time (A0) DOT Missed Bag Ratio 2 DOT Completion Factor On - Time (A0) Long Term Trends 1 98.6% 98.6% 98.9% 99.2% 95% 96% 97% 98% 99% 100% American Southwest United Delta 2.83 2.81 2.38 1.83 1.5 2.0 2.5 3.0 3.5 4.0 Southwest American United Delta 58.6% 63.9% 70.3% 73.2% 55% 60% 65% 70% 75% Southwest American United Delta 98.0% 98.6% 99.5% 99.7% 99.2% 99.6% 99.6% 99.2% 2010 2011 2012 2013 2014 2015 2016 2017 61% Cancel Reduction 3.49 2.66 2.10 2.19 2.30 2.08 1.81 1.83 2010 2011 2012 2013 2014 2015 2016 2017 (48%) 58.2% 65.4% 70.5% 67.2% 66.6% 71.0% 74.0% 73.2% 2010 2011 2012 2013 2014 2015 2016 2017 +15 points 33

0 7 14 67 79 161 241 241 2010 2011 2012 2013 2014 2015 2016 2017 +241 days Continuing to Set the Bar 34 • Achieved new records in 2017 for consecutive cancellation - free days for both mainline system (50 days) and maintenance (84 days) • Managing complexity through investments in innovation and reliability – IROP recovery / constraint management – GA Tech development center – Superior execution, skill and flexibility – Big Data / predictive maintenance – Vertical integration within maintenance (e.g. MRO) Maintenance Cancellations 3 Domestic 100% Completion Factor Days 2 Mainline System 100% Completion Factor Days 1 5,212 3,057 1,212 748 404 240 123 71 2010 2011 2012 2013 2014 2015 2016 2017 (98%) 1: FY 2010 – 2016; FY 2017 based on YTD November actuals and December projection 2: Domestic 100% CF days LTM September 2017 3 : FY 2010 – 2016; YTD November 2017 results 252 116 99 18 13 DL UA AA WN Delta Connection

Raising the Bar for Delta Connection • Leveraging innovation to drive improved performance for Delta Connection – Enhance technology to support predictive maintenance – TechOps spare parts inventory management – Tactical use of crew rest and duty period buffers – Expanded IT infrastructure audits to reveal risks that could pose threats to Delta o perations 35 Delta Connection Maintenance Cancellations 1 Delta Connection 100% Completion Factor Days 2 4,422 3,570 2,082 721 274 2013 2014 2015 2016 2017 (94%) 1 4 13 96 108 2013 2014 2015 2016 2017 1: FY 2013 – 2016; YTD November 2017 results 2: FY 2013 – 2016; FY 2017 based on YTD November actuals and December projection

Investments in Customer Experience Driving Results 15.3% 20.0% 27.2% 31.1% 33.5% 37.8% 40.1% 41.5% 2010 2011 2012 2013 2014 2015 2016 2017 1: FY 2010 – 2016 and YTD October 2017 results 36 Domestic Net Promoter Score 1 22.1% 34.7% 39.6% 43.0% 50.3% 53.4% 2012 2013 2014 2015 2016 2017 Flight Attendant Interaction NPS 1 Customer - centric culture driven by the Delta difference, delivering industry - leading performance through people, operational reliability and continuous improvement

Driving Continuous Improvement Through Innovation 37 People • Maintaining a culture of safety • Investing in core customer curriculum focused on customer - centric view, based on behavioral approach • Transitioning from rules based to values based culture • Giving back to the communities we serve Process • Maximizing A0 opportunity • Optimizing IROP performance and developing solutions to improve Service Recovery • Driving block and turn time efficiency • Enhancing Delta Connection performance to Mainline standards Technology • Modernizing the airport experience with biometrics, RFID expansion, CLEAR, TSA innovation • Invest and develop modern database to optimize operation • Expanding machine learning and artificial intelligence • Enhancing onboard experience: 2Ku Wi - Fi and meal pre - selection

Generating Leading Shareholder Returns Paul Jacobson Chief Financial Officer

Generating Leading Shareholder Returns Disciplined cost structure and balanced capital deployment are the foundation for long - term, sustainable financial results 39 Disciplined Cost Approach • Investments pressured costs in 2017, expected to drive benefits in 2018 and beyond • Non - fuel unit cost growth is expected to be below 2% over the long term Investing for the Long Term • Reinvesting ~50% of operating cash flow to support fleet, product and technology initiatives • Investments are high return opportunities to drive long - term value for shareholders Balanced Capital Deployment • Harnessing the power of investment grade balance sheet • Committed to returning 70 % of free cash flow to shareholders

Addressing Non-Fuel Costs Should Bring 2018 Growth Below 2%

Targeted investments, capacity actions put heightened pressure on 2017 costs

- 2017 unit cost growth driven by targeted investments, but unsustainable long term
  - Pressures from employee investment (1.5 pts), fleet initiatives (1.5 pts) and product investment (~1 pt)
- 2018 unit cost growth expected to return to more normalized 0-2% as investments drive productivity benefits
  - Fleet initiatives expected to drive savings in maintenance, depreciation and aircraft rent
  - Cross-divisional project focused on doing business more efficiently to drive $200 million in 2018 and $1 billion annually by 2020
  - Operating leverage benefits from 1-2 points higher growth than 2017
- Nearly all non-fuel expense growth occurs in first half of year
  - Annualization of 6% employee wage increase in 2Q
  - Maintenance timing driven by summer schedule
  - Lapping accelerated depreciation on fleet

2017 versus 2018 Year-over-Year Non-Fuel Unit Cost Growth


4.5 – 5%
~1pt
~1pt
1-2pts
0-2%
2017E
Fleet Initiatives
Efficiency Project
Operating Leverage
2018E

Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

DELTA 40

Fleet Transformation Will Drive Substantial Efficiency Gains 41 Average Aircraft Gauge 5% 5 % Delivery of ~60 new aircraft in 2018 enables significant savings • Efficient capacity production drives margin expansion and unit cost productivity – Average seats per departure increasing by 5 % between 2017 and 2020 • Upgauging has driven nearly $1 billion in expense savings over past four years from increased operational efficiency, ~$ 300 million savings expected for 2018 – Expected to drive $ 200 million or ~2 % fuel efficiency gain – replacing 747s, 50 - seaters and MD88/90s with fuel efficient A350s, A321s and 737 - 900s Unit Cost Upgauge Benefit 750 mi Stage | $ 2.00 Fuel 131 137 144 2014 2017 2020E 50 - Seat 76 - Seat Small Narrowbody Medium Narrowbody Large Narrowbody - 10% - 9% - 5% - 7% $70 $95 $120 40 60 80 100 120 140 160 180 200 Cost per Seat Aircraft Seat Count

Driving Enterprise - Level Efficiency 42 • Opportunity to drive greater efficiency across $ 26 billion non - fuel cost base • Cross - divisional initiative will reduce complexity and create better experience for customers at a lower total cost for Delta – Effort expected to reduce expenses by $ 200 million in 2018 and $1 billion over long term • IROP task force formed following April storms provided test case – Additional opportunities including training , hotel/transport, logistics and network - related expenses

Fuel Prices Driving 2018 Pressure But Remain Relatively Stable • Market jet fuel prices expect to remain range bound between $50 - $65 per barrel with forward curve flat into 2018 $54 $45 $55 $64 2015 2016 2017E 2018E +16% Brent Prices ($/BBL) 43 Leveraging refinery and inventory management strategies to drive relative fuel price advantage Jet Fuel Prices Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix • Delta currently has no fuel hedges ‒ Relative fuel price advantage at refinery has been masked by now expired legacy hedge losses ‒ This advantage has averaged ~ 5 ¢ per gallon – equates to $200 million or 0.5 margin points $1.67 $1.42 $1.67 $1.76 $1.43 $1.74 $2.23 $1.60 $1.74 $1.91 $1.55 $1.80 2015 2016 2017E Delta Hedge OA Avg.

Continuing Balanced Capital Allocation in 2018 44 • Capital spending targeted ~50 % of operating cash flow • Allows for replacement of ~30% of Delta’s mainline fleet from 2017 - 2020 • Provides for continued investment in technology improvements Reinvest In The Business Strengthen The Balance Sheet Return Cash To Shareholders • Investment grade rating from all three ratings agencies • $ 500 million per year in voluntary pension funding through 2020 • Balance sheet progress will allow Delta to shift cash from debt and pension funding to pay cash taxes • Maintain investment grade balance sheet • Expect to return 70 % of free cash flow to shareholders • Delta has now returned $ 10 billion and repurchased ~16% of the outstanding shares of the company since 2013 while reducing debt • Long - term target to return 20 - 25% of free cash flow to shareholders through dividends Balancing cash flows between investment in business, balance sheet and shareholders

Investing in the Business for the Long Term

Core capital spending targeted at ~50% of operating cash flows

- Capital investments in 2018 will focus on refleeting, product upgrades and seat density
- Continued investments to build world-class airport facilities
  - Projects ongoing at key hubs – ATL, LAX, LGA, SEA, SLC
  - LGA to be financed on-balance sheet to capture improved economics; capital expenditures will be separately reported
- Investing $450 million in technology infrastructure to improve operational reliability and grow digital footprint
- Flexibility built into ~50% of planned non-aircraft capital spending



Capital Spending
$2.9B
$0.3B
$0.4B
$2.2B
$3.2B
$0.4B
$0.4B
$2.4B
$3.7B
$0.4B
$0.5B
$2.8B
~$4.0B
2015
2016
2017E
2018E
Aircraft
Technology
Ground/Other

Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

DELTA 45

Harnessing the Power of an Investment Grade Balance Sheet • Provided path to $2 billion earnings - accretive accelerated pension funding ‒ Issued unsecured debt in March at 3.3% blended rate ‒ Proceeds have produced double - digit returns, further improving funded status ‒ Completed all minimum required funding through 2024, increasing cash flow flexibility • Issued $ 450 million in unsecured debt in November at 2.6%, 78 bps over Treasury • Improving vendor terms creates incremental $300 million of working capital • Building an unencumbered asset base – Delta currently has ~$10 billion of readily financeable unencumbered assets Stronger balance sheet provides access to lower cost financing, more business flexibility $17.0B $7.3B $6.1B $9.1B 2009 2014 2016 2017E Total Adjusted Net Debt 46 Total Unfunded Pension $9.5B $12.5B $10.6B $6.8B 2009 2014 2016 2017E Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix

Balance Sheet Strategy Precursor to Resuming Cash Taxes 47 Debt and pension flexibility allows for resumption of cash taxes while preserving shareholder returns • Remain committed to debt reduction and maintaining investment grade balance sheet Debt Target • Pension expected to be greater than 80% funded by 2020 ‒ $500 million voluntary contribution per year 2018 - 2020, but no minimum required funding through 2024 Pension • Cash taxes expected in 2019 after exhausting remaining NOLs ‒ Cash tax rate ~10 points lower than book rate ‒ Tax reform, if enacted, will provide a significant benefit Cash Taxes • Continue to target returning ~70% of free cash flow to owners Shareholder Returns

• Material limitation on deductibility of net interest expense is not expected • Immediate expensing of capital investments could extend NOLs into 2020 • Permanent reduction of corporate tax rate from 35% to 20% Implications of Tax Reform 48 Both House and Senate proposals would have a significant positive impact on Delta • Current proposals are expected to result in the following: ― Delta’s all - in book tax rate would reduce to 22 - 24% including state tax • Potential to increase 2018 EPS by $1.00 - $1.25 ― NOLs could extend through 2019 with payment of cash taxes in 2020 • Cash tax rate would be ~12 - 15% ― One - time charge of $150 - 200 million to tax expense Rate Impact Increased Expensing Interest Deductibility

BUILT TO LAST 49 • Right Combination of Strategic Advantages • America’s Best Run Airline • Revenue - Driven Earnings Growth in 2018 • Consistent Financial Performance

Non - GAAP Reconciliations 50

Non-GAAP Reconciliations

Non-GAAP Financial Measures

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this presentation to the most directly comparable GAAP financial measures.

Forward Looking Projections. While we are able to reconcile forward looking non-GAAP financial measures related to 2017, we do not reconcile future period measures (i.e., beyond 2017) because mark-to-market ("MTM") adjustments and settlements will not be known until the end of the period and could be significant.

Pre-Tax Income, Adjusted

We adjust for the following items to determine pre-tax income, adjusted, for the reasons described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to understand and analyze our core financial performance in the periods shown.

Virgin Atlantic MTM adjustments. We record our proportionate share of earnings from our equity investment in Virgin Atlantic in non-operating expense. We adjust for Virgin Atlantic's MTM adjustments to allow investors to understand and analyze the company’s core financial performance in the periods shown.

	(Projected)
	Year Ended	Year Ended	Year Ended
(in billions)	December 31, 2017	December 31, 2016	December 31, 2015
GAAP	~$5.8	$6.6	$7.2
Adjusted for:
MTM adjustments and settlements	(0.3)	(0.4)	(1.3)
Virgin Atlantic MTM adjustments	–	(0.1)	–
Total adjustments	(0.3)	(0.5)	(1.3)
Non-GAAP	~$5.5	$6.1	$5.9

51

Non-GAAP Reconciliations

Operating Margin, adjusted

We adjust for the following items to determine operating margin, adjusted, as described below. Adjusting for these items allows investors to understand and analyze our core operational performance in the periods shown.

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period.

Refinery sales. Delta's refinery segment provides jet fuel to the airline segment from its own production and from jet fuel obtained through agreements with third parties. Activities of the refinery segment are primarily for the benefit of the airline. However, from time to time, the refinery sells fuel by-products to third parties. These sales are recorded gross within other revenue and other operating expense.

(Projected)
Year Ended
December 31, 2017
Operating margin	~15.0%
Adjusted for:
MTM adjustments and settlements	(0.7)%
Refinery sales	0.2%
Operating margin, adjusted	~14.5%

(Projected)
Three Months Ended
December 31, 2017
Operating margin	~12%
Adjusted for:
MTM adjustments and settlements	~(1)%
Operating margin, adjusted	~11%

52

Non-GAAP Reconciliations

Average Fuel Price Per Gallon, Adjusted

We adjust for MTM adjustments and settlements to determine average fuel price per gallon, adjusted for the same reason described above under the heading Pre-Tax Income, adjusted.

(Projected)
Three Months Ended
December 31, 2017
Average fuel price per gallon	$1.84 - 1.86
MTM adjustments and settlements	0.08 - 0.11
Total fuel price per gallon, adjusted	$1.92 - 1.97

	(Projected)
	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2017	2016	2015
Fuel purchase cost	$1.67	$1.42	$1.67
Airline segment fuel hedge gains	–	0.07	0.23
Average fuel price per gallon	$1.67	$1.49	$1.90
MTM adjustments and settlements	0.07	0.11	0.33
Total fuel price per gallon, adjusted	$1.74	$1.60	$2.23

53

Non-GAAP Reconciliations

Non-Fuel Unit Cost or Cost per Available Seat Mile ("CASM-Ex")

We adjust CASM for the following items to determine CASM-Ex, for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes (including our regional carriers) allows investors to better understand and analyze our non-fuel costs and year-over-year financial performance.

Other expenses. Other expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these sales to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

Pilot contract impact, normalized. Delta’s new pilot contract was ratified on December 1, 2016 and was retroactive to January 1, 2016. As a result, Delta recognized $380 million in retroactive wages and other benefits in the December 2016 quarter that were related to previous quarters.

	(Projected)
	Three Months Ended	Three Months Ended
	December 31, 2017	December 31, 2016
CASM (cents)	14.81 - 14.91	14.37
Adjusted for:
Aircraft fuel and related taxes	(2.94)	(2.54)
Other expenses	(0.75)	(0.58)
CASM-Ex	11.12 - 11.22	11.25

Adjusted for:
Pilot contract impact, normalized	–	(0.65)
CASM-Ex, adjusted for pilot contract impact, normalized	11.12 - 11.22	10.60
Year-over-year change	Up 5.0 - 5.5%

	(Projected)
	Year Ended	Year Ended
	December 31, 2017	December 31, 2016
CASM (cents)	13.72 - 13.82	12.98
Adjusted for:
Aircraft fuel and related taxes	(2.64)	(2.38)
Other expenses	(0.56)	(0.47)
CASM-Ex	10.52 - 10.62	10.13

Profit sharing per ASM	(0.42)	(0.44)
Change excluding profit sharing	10.10 - 10.20	9.69
Year-over-year change	Up 4.5 - 5%

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Non-GAAP Reconciliations

Capital Spending, Adjusted

Delta presents capital spending, adjusted, which in 2016 includes the proceeds for sale of E190 aircraft because management believes investors should be informed that these proceeds effectively offset the cash paid for these aircraft earlier in the year.

Year Ended
(in billions)	December 31, 2016
Flight equipment, including advance payments	$2.6
Ground property and equipment, including technology	0.8
Proceeds for sales of E190 aircraft	(0.2)
Capital Spending, Adjusted	$3.2

Adjusted Net Debt

Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted debt by cash, cash equivalents and short-term investments, and hedge margin receivable, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile. Management has reduced adjusted debt by the amount of hedge margin receivable, which reflects cash posted to counterparties, as we believe this removes the impact of current market volatility on our unsettled hedges and represents the continued progress we have made on our debt initiatives.

	(Projected)
(in billions)	December 31, 2017		December 31, 2016		December 31, 2014		December 31, 2009
Debt and capital lease obligations	$9.0		$7.3		$9.7		$17.2
Plus: unamortized discount, net and debt issuance costs	0.1		0.1		0.2		1.1
Adjusted debt and capital lease obligations		$9.1		$7.4		$9.9		$18.3
Plus: 7x last twelve months' aircraft rent		2.4		2.0		1.6		3.4
Adjusted total debt		11.5		9.4		11.5		21.7
Less: cash, cash equivalents and short-term investments		(2.4)		(3.2)		(3.3)		(4.7)
Less: hedge margin receivable		–		(0.1)		(0.9)		–
Adjusted net debt		$9.1		$6.1		$7.3		$17.0

Non - GAAP Reconciliations 55 Capital Spending, Adjusted Year Ended (in billions) December 31, 2016 Flight equipment, including advance payments 2.6$ 0.8 Proceeds for sales of E190 aircraft (0.2) Capital Spending, Adjusted 3.2$ Ground property and equipment, including technology Adjusted Net Debt Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted debt by cash, cash equivalents and short-term investments, and hedge margin receivable, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile. Management has reduced adjusted debt by the amount of hedge margin receivable, which reflects cash posted to counterparties, as we believe this removes the impact of current market volatility on our unsettled hedges and represents the continued progress we have made on our debt initiatives. 9.0$ 7.3$ 9.7$ 17.2$ 0.1 0.1 0.2 1.1 9.1$ 7.4$ 9.9$ 18.3$ 2.4 2.0 1.6 3.4 11.5 9.4 11.5 21.7 (2.4) (3.2) (3.3) (4.7) — (0.1) (0.9) — 9.1$ 6.1$ 7.3$ 17.0$ Debt and capital lease obligations Plus: unamortized discount, net and debt issuance Adjusted debt and capital lease obligations Plus: 7x last twelve months' aircraft rent Adjusted total debt Less: cash, cash equivalents and short-term Less: hedge margin receivable Adjusted net debt (Projected) (in billions) December 31, 2017 December 31, 2016 December 31, 2014 December 31, 2009 Delta presents capital spending, adjusted, which in 2016 includes the proceeds for sale of E190 aircraft because management believes investors should be informed that these proceeds effectively offset the cash paid for these aircraft earlier in the year.

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